Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265020 and No. 333-235294) and Form S-8 (No. 333-211398 and No. 333-265021) of RenaissanceRe Holdings Ltd. of our report dated February 8, 2023 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
February 8, 2023